Exhibit 10.2

ADVANCED MICRO DEVICES, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into as of January 20, 2009, between Derrick Meyer (the “Executive”) and Advanced Micro Devices, Inc. (the “Company”).

RECITALS

WHEREAS, on July 17, 2008, the Executive and the Company entered into an Employment Agreement (the “Agreement”) which sets forth the terms of the Executive’s employment with the Company;

WHEREAS, the parties wish to amend certain provisions of the Agreement regarding the annual base salary of the Executive pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree that the Agreement shall be amended effective as of the February 2, 2009 to the extent necessary to give effect to this Amendment as follows:

1. Section 3(a) of the Agreement shall be replaced in its entirety with the following language:

“Executive shall receive an annual salary of nine hundred thousand dollars ($900,000) (as may be adjusted from time to time, the “Base Salary”). Executive’s Base Salary will be payable pursuant to the Company’s normal payroll practices. Notwithstanding the foregoing, the Board shall, no less frequently than annually, review and may adjust Executive’s Base Salary from time to time. Effective as of February 2, 2009, Executive’s Base Salary is seven hundred and twenty thousand dollars ($720,000).”

2. Executive hereby waives his right to terminate his employment for Good Reason, as defined in the Agreement, and for Constructive Termination, as defined in the Agreement, as a result of this salary reduction; and, Executive agrees and acknowledges that he shall not be entitled to invoke any rights to a Good Reason termination of employment or Constructive Termination from the Company as a result of this salary reduction.

3. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment will be governed by and construed in accordance with the laws of the State of Texas without reference to conflict of laws provisions.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Bruce L. Claflin
Bruce L. Claflin
Chairman, Compensation Committee of the Board of Directors

EXECUTIVE

Signature:	/s/ Derrick R. Meyer
Derrick R. Meyer